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                                                                    EXHIBIT 99.2

                              CAUTIONARY STATEMENTS

Certain information in this Form 8-K may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents Brightpoint files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's most recent Form 10-Q and Form 10-K and Exhibits 99, thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, the following: i) significant payment obligations under our outstanding Convertible Notes, certain leases and other contractual obligations; ii) uncertainties relating to customer plans and commitments; iii) lack of demand for our products and services in certain markets; iv) our ability to implement enterprise and warehouse management software systems without incurring significant additional costs or business interruptions; and v) loss of significant customers and difficulties collecting our accounts receivable. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.